UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported 04/23/2007)

                              Med Gen Inc.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)

           Nevada                   000-29171           65-0703559
----------------------------     ----------------      -------------
(State or other Jurisdiction     (Commission File      (IRS Employer
     of incorporation)                Number)        Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 3.02 Unregistered Sales of Equity Securities

On April 20th, 2007 the settling parties exercised their put right according to the terms and conditions of the settlement agreement
Of April 5th, 2005. Med Gen has issued the following restricted shares with legend, to comply with the agreement, to the following parties:

Howard A Gordon..........9,155,649
Dan L Williams...........9,155,649
Joseph A Crites..........3,329,327
Scott D Sheftall.........6,991,586
Brian M Torres...........4,661,058

Total:..................33,293,269

All prior issuances to this group which totaled 15 million shares are now freely tradeable under Rule 144. As of the date of this filing no shares have been sold.

The Company has made payments in the sum of $31,666.66 for 14 consecutive months {$443,33.24} and anticipates continuing to make the required settlement payments {14 additional payments} until completion. The settling parties will be required to file a satisfaction of judgment at the end of the 18th payment.

Item 8.01 Other Events.

The Company has 447,304,534 million shares outstanding and over 2100 total shareholders (per ADP non-objecting beneficial owners lists) as of the date of this filing. The Company held its annual shareholders meeting as required and had one shareholder attend the meeting. He received several free products and spent about ten minutes querying management about the future of the Company for fiscal 2007.


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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Med Gen Inc.
Date: April 23rd, 2007
                                /s/Paul B. Kravitz
                                ----------------------------------
                                Paul B. Kravitz,
                                Chairman & Chief Executive Officer





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